                                                  Registration No. 333-
-------------------------------------------------------------------------------

                         SECURITIES AND EXCHANGE COMMISSION
                                Washington, DC 20549


                                      FORM S-8
                               REGISTRATION STATEMENT
                                        under
                             The Securities Act of 1933
                             --------------------------

                                 COMFORCE Corporation
                 (Exact Name of Issuer as specified in its charter)

         Delaware                                     36-2262248
(State or other jurisdiction of          (I.R.S. Employer Identification No.)
incorporation or organization)

       2001 Marcus Avenue
      Lake Success, New York                            11042
(Address of principal executive offices)              (Zip Code)

                                COMFORCE Corporation
                           Long-Term Stock Investment Plan
                                (Full Title of Plan)

                                Christopher P. Franco
                               Chief Executive Officer
                                COMFORCE Corporation
                                 2001 Marcus Avenue
                            Lake Success, New York  11042
                       (Name and address of agent for service)

                                   (516) 328-7300
            (Telephone number, including area code, of agent for service)
                              -------------------------

                                      Copy to:
                              David G. Edwards, Esquire
                              Doepken Keevican & Weiss
                                58th Floor, USX Tower
                                  600 Grant Street
                           Pittsburgh, Pennsylvania 15219

                           CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------------------------
Title of Securities        Amount to be           Proposed Maximum        Proposed Maximum               Amount of
to be Registered          Registered (1)           Offering Price             Aggregate             Registration Fee (2)
                                                   per Share (2)          Offering Price (2)
------------------------------------------------------------------------------------------------------------------------
Common Stock $.01 par        254,500                  $1.20                 $306,312.50                  $90.36
value


(1) Plus any additional shares that may hereafter become issuable as a result of the adjustment and antidilution provisions of the Registrant's Long-Term Stock Investment Plan. The Registrant is not registering hereunder certain other shares of Common Stock which may be issuable upon the exercise of options granted under the Registrant's Long-Term Stock Investment Plan as described under Item 1 of Part I of this Registration Statement.

(2) Estimated for the purpose of calculating the registration fee pursuant to Rule 457(h) on the basis of the exercise price per share of outstanding options for (i) 244,500 shares at $1.125 per share ($275,062.50) and
(ii) 10,000 shares at $3.125 per share ($31,250.00).

     In accordance with Rule 464 under the Securities Act of 1933, as amended, this Registration Statement is effective automatically on the date of filing with the Securities and Exchange Commission.

     In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

PART I.   INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

Item 1.   Plan Information

     The documents containing the information specified in Part I of this Registration Statement will be sent or given to plan participants by COMFORCE Corporation (the "Company") as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). Such documents are not required to be and are not filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as a prospectus or prospectus supplement pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.
 Copies of the information incorporated by refence in Item 3 of Part II of this Form S-8 will be delivered to plan participants, without charge, upon written or oral request made to Linda Connolly, Shareholder Services, COMFORCE Corporation, 2001 Marcus Road, Lake Success, New York 11042, telephone (516) 328-7300.

     The Company is not registering hereunder (i) 555,628 shares of Common Stock in the aggregate claimed by the holders to be issuable upon the exercise of options granted to Anthony Giglio or Austin A. Iodice (and/or Nitsua, Ltd.) under the Company's Long-Term Stock Investment Plan, which options the Company maintains have been terminated, or (ii) 3,074,372 shares of Common Stock in the aggregate issuable upon the exercise of options under the Company's Long-Term Stock Investment Plan, which options have not yet been awarded or were awarded on or after December 15, 1995 and which shares of Common Stock were registered pursuant to the Company's Registration Statement on Form S-8 filed with the Securities and Exchange Commission on July 28, 1997, Registration No.333-32271.

PART II.  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.

     The following documents filed with the Commission by the Company (File No. 1-06081) pursuant to the Exchange Act are incorporated by reference in this Prospectus:

     1.   Annual Report on Form 10-K for the Year ended December 31, 1996.

     2. Amendment No. 1 to Annual Report on Form 10-K/A for the Year ended December 31, 1996.

     3. Amendment No. 1 to Current Report on Form 8-K/A dated January 13, 1997, amending original Current Report on Form 8-K filed November 8, 1996.

     4. Amendment No. 1 to Current Report on Form 8-K/A dated January 13, 1997, amending original Current Report on Form 8-K filed November 19, 1996.

     5. Amendment No. 2 to Current Report on Form 8-K/A dated January 13, 1997, amending original Current Report on Form 8-K filed September 3, 1996.

     6. Amendment No. 2 to Current Report on Form 8-K/A dated February 4, 1997, amending original Current Report on Form 8-K filed November 8, 1996.

     7. Amendment No. 2 to Current Report on Form 8-K/A dated February 4, 1997, amending original Current Report on Form 8-K filed November 19, 1996.

     8. Amendment No. 3 to Current Report on Form 8-K/A dated February 3, 1997, amending original Current Report on Form 8-K filed May 23, 1996.

     9. Current Report on Form 8-K dated March 14, 1997 and Amendment No. 1 to Current Report on Form 8-K/A dated April 14, 1997.

     10. Current Report on Form 8-K dated July 10, 1997 and Amendment No. 1 to Current Report on Form 8-K/A dated July 11, 1997.

     11.  Current Report on Form 8-K dated August 20, 1997.

     12.  Current Report on Form 8-K dated October 28, 1997.

     13.  Current Report on Form 8-K dated December 9, 1997.

     14.  Quarterly Report on Form 10-Q for the quarter ended March 31, 1997.

     15.  Quarterly Report on Form 10-Q for the quarter ended June 30, 1997.

     16.  Quarterly Report on Form 10-Q for the quarter ended September 30,
          1997.

     17. The description of the Company's Common Stock included in the Registration Statement on Form 8-A filed October 10, 1985, as amended by Amendment No. 1 thereto on Form 8-A/A dated July 25, 1997.

     All documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4. Description of Securities.

        Not Applicable.

Item 5.   Interests of Named Experts and Counsel.

     The validity of the Common Stock being offered hereby will be passed upon for the Company by Doepken, Keevican & Weiss Professional Corporation, Pittsburgh, Pennsylvania.

Item 6.   Indemnification of Directors and Officers

     The Company's Bylaws effectively provide that the Company, to the full extent permitted by Section 145 of the General Corporation Law of the State of Delaware, as amended from time to time ("Section 145"), shall indemnify all directors and officers of the Company and may indemnify all employees, representatives and other persons as permitted pursuant thereto.

     Section 145 permits a corporation to indemnify its directors and officers against expenses (including attorney's fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by them in connection with any action, suit or proceeding brought by a third party if such directors or officers acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reason to believe their conduct was unlawful. In a derivative action, indemnification may be made only for expenses actually and reasonably incurred by directors and officers in connection with the defense or settlement of an action or suit and only with respect to a matter as to which they shall have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interest of the corporation, except that no indemnification shall be made if such person shall have been adjudged liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine upon application that the defendant officers or directors are reasonably entitled to indemnity for such expenses despite such adjudication of liability.

     The Company has entered into separate indemnification agreements with each of its outside directors which provides for indemnification of such directors to the fullest extent permitted by law. The Company may also enter into indemnification agreements with other directors, officers or employees or with anyone else it is permitted to indemnify under Delaware law, but has no present intention of doing so.

     The Company maintains insurance against liabilities under the Securities Act of 1933 for the benefit of its officers and directors.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Securities Act") may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7.   Exemption from Registration Claimed

     Not applicable.

Item 8.   Exhibits.

4.1 COMFORCE Corporation Long-Term Stock Investment Plan (included as Annex A to Definitive Proxy Statement filed with the Commission on June 30,
     1997).

4.2 Restated Certificate of Incorporation of the Company, as amended by Certificates of Amendment filed with the Delaware Secretary of State on June 14, 1987 and February 12, 1991 (included as an exhibit to Amendment No. 1 to the Registration Statement on Form S-1 of the Company filed with the Commission on May 10, 1996 and incorporated herein by reference).

4.3 Bylaws of the Company, as amended and restated effective as of February 26, 1997 (included as an exhibit to the Company's Annual Report on Form 10-K for the year ended December 31, 1996 and incorporated herein by reference)

5.1  Opinion of Doepken Keevican & Weiss Professional Corporation.

23.1 Consent of Coopers & Lybrand L.L.P.

23.2 Consent of Arthur Andersen LLP.

23.3 Consent of KPMG Peat Marwick LLP.

24.1 Powers of Attorney (included on signature page of the Registration Statement).

Item 9.  Undertakings.

The Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement.

     Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (4) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                     SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Lake Success, State of New York, on February 18, 1998.

                              COMFORCE Corporation
                              (Registrant)

                         By:    /s/ Christopher P. Franco
                              -------------------------------------------------
                              Christopher P. Franco, Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, each of the members of the registrant's Stock Option Committee has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Lake Success, State of New York, on February 18, 1998.


                                /s/ Glen Miller
                              -------------------------------------------------
                              Glen Miller, Member of Stock Option Committee

                                  POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael Ferrentino and Christopher P. Franco, and each of them, with full power to act without the other, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign any or all amendments to this Registration Statement, including post-effective amendments, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents of any of them, or any substitute or substitutes, lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

      SIGNATURE                 TITLE                              DATE
--------------------          --------------------------      --------------

  /s/ James L. Paterek        Chairman
----------------------------
      James L. Paterek                                         February 18, 1998

 /s/ Christopher P. Franco    Chief Executive Officer,
----------------------------
     Christopher P. Franco    Secretary and Director           February 18, 1998

 /s/ Michael Ferrentino       President and
----------------------------
     Michael Ferrentino       Director                         February 18, 1998

 /s/ Paul Grillo              Chief Financial Officer
----------------------------
     Paul Grillo              (Principal Financial
                              Officer)                         February 18, 1998


 /s/ Andrew Reiben            Vice President of Finance and    February 18, 1998
----------------------------
     Andrew Reiben            Chief Accounting Officer
                              (Principal Accounting Officer)

 /s/ Richard Barber           Director                         February 18, 1998
----------------------------
     Richard Barber

 /s/ Keith Goldberg
----------------------------  Director                         February 18, 1998
     Keith Goldberg

 /s/ Glen Miller              Director                         February 18, 1998
----------------------------
     Glen Miller

 /s/ Marc Werner              Director                         February 18, 1998
----------------------------
     Marc Werner

 /s/                          Director
----------------------------
     Michael D. Madden